Exhibit 5.1

REEDER & SIMPSON P.C.

Attorneys-at-Law

July 12, 2013

Navios Maritime Holdings Inc.

85 Akti Miaoui

185 38 Piraeus, Greece

Ladies and Gentlemen:

We have acted as special counsel to Navios Maritime Holdings Inc., a Marshall Islands corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form F-3 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), the following:

(i)	common stock, $0.0001 par value per share (the “Common Stock”);

(ii)	preferred stock, including in the form of American Depositary Shares (“ADSs”) (the “Preferred Stock”);

(iii)	warrants to purchase Common Stock, Preferred Stock, or debt securities (the “Warrants”);

(iii)	debt securities (the “Debt Securities”); and

(iv)	units consisting of one or more Warrants, Debt Securities, shares of Preferred Stock, shares of Common Stock or combination thereof (collectively, the “Units”);

some or all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, at an aggregate public offering price not to exceed $500,000,000. The Common Stock, the Preferred Stock, including in the form of ADSs, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Offered Securities.”

The Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture (the “Indentures”). Warrants may be issued pursuant to a Warrant Agreement between the Company and a bank or trust company as Warrant Agent (the “Warrant Agreement”). The Units may be issued under a unit agreement between the company and a financial institution to be determined, as Unit Agent (the “Unit Agreement”). The ADSs may be issued under a depositary agreement between the Company and a depositary to be named in such agreement (the “Depositary Agreement”).

In connection with this opinion, we have examined the Company’s Amended and Restated Articles of Incorporation (“Articles of Incorporation”) and By-Laws, both as currently in effect, and certain resolutions adopted by the Company’s Board of Directors (the “Board of Directors”) relating to the registration of the Offered Securities and such other documents or records of the corporate proceedings of the Company as we have deemed relevant, and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies. Based upon the foregoing, we are of the opinion:

1. With respect to the Common Stock, including those duly issued upon due conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants or included in any Units, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Common Stock Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Articles of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Common Stock has been issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Common Stock Authorizing Resolutions, the Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to the Preferred Stock, including in the form of ADSs, and including those duly issued upon due conversion, exchange or exercise of any Debt Securities or Warrants or included in any Units, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Preferred Stock Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) appropriate Certificate or Certificates of Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Registrar of Corporations of the Republic of the Marshall Islands, (iv) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Articles of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, (vi) the Company has received the consideration provided for in the Preferred Stock Authorizing Resolutions, such Preferred Stock will be validly issued, fully paid, and non-assessable, (vii) any Depositary Agreement relating to the Preferred Stock in the form of ADSs has been duly authorized, executed and delivered, (viii) the ADSs will, when sold, be legally issued and will entitle their holders to the rights specified in the Depositary Agreement, and (ix) the terms of the Preferred Stock in the form of ADSs and of their issuance and sale have been duly established in conformity with the Depositary Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

3. With respect to the Debt Securities, including those duly issued upon due conversion, exchange or exercise of any Preferred Stock or Debt Securities or included in any Units, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Debt Securities Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and (v) the Company has received the consideration provided for in the Debt Securities Authorizing Resolutions, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4. With respect to the Warrants, including those duly issued upon due conversion, exchange or exercise of any Preferred Stock or Debt Securities or included in any Units, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Warrants Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) any Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Warrants Authorizing Resolutions, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5. With respect to the Units, including those duly issued upon due conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Unit Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) any Unit Agreement relating to the Units has been duly authorized, executed, and delivered, (iv) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Units have been duly executed, delivered and authenticated in accordance with the Unit Agreement and issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Unit Authorizing Resolutions, the Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Our opinion is limited to the Business Corporations Act of the Republic of the Marshall Islands, and we express no opinion with respect to the laws of any other jurisdiction.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible and we have assumed that the Indentures will be duly authorized, executed, and delivered by the respective trustees thereunder, the Warrant Agreement will be duly authorized, executed, and delivered by the Warrant Agent thereunder, the Unit Agreement will be duly authorized, executed, and delivered by the Unit Agent thereunder, and the Depositary Agreement will be duly authorized, executed and delivered by the Depositary thereunder, assumptions which we have not independently verified.

It is understood that this opinion is to be used only in connection with the offer and sale of Common Stock, Preferred Stock, including in the form of ADSs, Debt Securities, Warrants and Units while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.

We hereby consent to the filing of this opinion as part of the Registration Statement and the reference to this firm in the section of the Registration Statement entitled “Legal Matters.” This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Act.

Very truly yours,

/s/ REEDER & SIMPSON P.C.

By	/s/ Raymond E. Simpson